Exhibit 10.1

Consumer Loan Cooperation Agreement

Party A: Guangzhou Internet Merchants Micro-Financing Co., Ltd

Domicile: Room 1305, 13/F, 123 South Jiefang Road, Yuexiu District, Guangzhou

Business Contact: Guangjie Liu

Tel:

Email:

Party B: Shanghai Fendan Information Technology Co., Ltd

Domicile: Room 2308, Cross Tower, 318 Fuzhou Road, Huangpu District, Shanghai

Contact: Wen Li

Tel:

Email:

Party C: Qianhai Hengsheng (Shenzhen) Commercial Factoring Co., Ltd

Domicile: Room 201, Building A, 1 Qianwan 1st Road, Qianhai Shenzhen-Hong

Kong Modern Service Industry Cooperation Zone, Shenzhen

Contact: Yang Meng

Tel:

Email:

This agreement (the “Agreement”) is made and entered into by and among Party A, Party B and Party C based on the principles of long-term equal cooperation, mutual benefit, and common development, and in accordance with the relevant provisions of the Contract Law of the People's Republic of China. Through friendly negotiations, the parties agree as follows.

Article 1 Scope of Cooperation

The scope of this cooperation project (the “Project”) is the micro consumer installment loan products recognized by all of the parties (hereinafter referred to as the “Loan”). Party B refers customers to Party A, while Party A grants the Loan to the customers through Party B’s services. Party B is responsible for the preliminary screening and data review of target customers based on the criteria specified by Party A. Party A entrusts Party B as its service provider, whereas Party B is entrusted by Party A as the service provider for the Project, responsible for, including, but not limited to, the preliminary screening, pre-review and referral of customers. Party C is the guarantor of the Agreement, and is responsible to Party A for overdue loan repayment and acquisition of creditor's rights caused by any borrower of the Loan under the Agreement (hereinafter referred to as the "Borrower").

Article 2 Term

The Agreement will take effect from the date when the legal representatives/persons in charge or authorized signatories of the parties sign and affix their official seals. The term of the Agreement (the “Term”) is one year. During the cooperation period, the Agreement shall automatically renew for an additional one-year period at the end of each term with an unlimited number of automatic renewals unless one party has a written statement on termination of the Agreement one month before the cooperation period expires. The profit distribution between Parties A and B is generated when the first Loan becomes effective.

Article 3 Rights and Obligations of the Parties

3.1 Rights and obligations of Party A

3.1.1 Party A has the right to formulate policies and systems related to the development of customers in the need of the Loan as well as the review and issuance of the Loan, including but not limited to: areas and products for business development, submission modes, qualifications of personnel for business development, approval policies, workflows, and market policies, and to formulate, and modify as appropriate, documents including, but not limited to, business management measures, business policies and operating specifications in accordance with the relevant policies and regulations of the national financial regulatory authority, and the said documents and their revised versions, after having been signed by all parties herein with their seals affixed, have the same force and effect as the Agreement and are legally binding on all parties herein during the Term;

3.1.2 Party A conducts independent loan reviews for the Borrower who submits applications for the Loan to Party A through Party B’s platform, and provides the Loan to the eligible Borrower;

3.1.3 Party A has the final say on whether to provide the Loan to the Borrower;

3.1.4 If the overdue rate of the Borrower provided by Party B exceeds the level specified by Party A, Party A has the right to suspend the Project, and immediately sends a short notice in writing, such as SMS and emails, to Parties B and C via the mobile phone numbers or email addresses stated herein - the Agreement shall be suspended from the date when the said notice is sent, while Party B shall suspend providing all services stated herein for Party A on receipt of the said notice, and the Project between Parties A and B shall be terminated 3 business days after the said notice is sent provided that Parties A and B fail to reach another agreement, but Party C shall still perform its obligations for the overdue loan repayment and acquisition of creditor's rights agreed herein;

3.1.5 The parties herein undertake that each party is obliged to keep confidential any personal customer information about the Borrower obtained from the Project and shall not use such information for commercial or non-commercial purposes other than the purposes agreed herein, and if any customer complaint arises from any disclosure or illegal use of such information for the reason of one party, the breaching party shall be responsible for any and all economic losses and legal liabilities incurred thereof;

3.1.6 Parties A and B shall jointly set the criteria for the Loan interest rate or Service Fee rate: In the implementation of the Project, Party B shall propose to Party A a Loan interest rate or Service Fee rate, to be confirmed and accepted by Party A, within the scope of the said criteria when Party B refers the Borrower to Party A, while Party A may reject the said rate proposed by Party B if it is not in line with the criteria, in which case, Party B may propose another Loan interest rate or Service Fee rate to Party A for confirmation, or both parties re-negotiate to determine a new rate;

3.1.7 Party A has the right to recover any and all possible losses in its brand image, goodwill, principals, incomes or otherwise caused by Party B’s failure to perform in accordance with the requirements agreed herein or by Party B’s violation against national laws and financial industry regulations; and

3.1.8 In order to implement the Project effectively, Party A shall be responsible for the development and optimization of its own systems concerned.

3.2. Rights and obligations of Party B

3.2.1 Regarding the Project, Party B is responsible for market development, consultation acceptance, preliminary screening of the Borrower according to Party A’s access standards, referral of the Borrower to apply for the micro-financing loan product to Party A, and provide the relevant data required by Party A to conduct loan reviews and post-loan management of the Borrower;

3.2.2 Party B shall guarantee the authenticity and validity of Loan applications submitted by the Borrower, and ensure that all the materials provided by the Borrower to Party A have been fully authorized by the Borrower;

3.2.3 Party B shall initially evaluate and pre-review the Loan applications in the course of business, and provide Party A, on request, with client identity, loan documents and other relevant materials in a timely and complete manner, and is obliged to fully review the authenticity, legality, validity, completeness and accuracy of the said materials;

3.2.4 Party B shall ensure that no Borrower recommended to Party A shall be Party B, or any of shareholders, actual controllers, executives, employees or their relatives of Party B or of any of Party B's subsidiaries or affiliates;

3.2.5 Party A has the right to terminate or suspend the Agreement, announce the acceleration of the outstanding loan, stop issuing the Loan (including those approved), or take other risk control measures, and has the right not to pay the Service Fee or require Party B to refund the Service Fee, provided that Party A finds that Party B uses Party A’s products for self-financing or disguised self-financing, that Party B participates in forging, altering, or concealing the Borrower information, that Party B maliciously commits a Loan fraud by manipulating the Borrower (transactions), or organizes, colludes with any third party or otherwise to illegally cash out any Loan amount, or that the materials provided by Party B are forged, altered or false, or conceal the truth, while Party B shall indemnify Party A from any and all losses incurred thereof;

3.2.6 In the implementation of the Project, Party B promises to conduct regular and irregular business compliance inspections on the agents (if any), merchants and the Borrower involved in the Project so as to prevent its own employees, agents (if any), merchants and the Borrower or any third party from manipulating the Borrower (transactions) to maliciously commit a Loan fraud, from fabricating, altering or forging relevant information or concealing the truth, from organizing or colluding with any third party to misappropriate the Loan or otherwise - if such risks occurs, Party B shall notify Party A of them as soon as possible, and Party A has the right to terminate or suspend the Agreement, announce that the Loan acceleration to stop issuing the Loan (including those approved), or to take other risk control measures, while Party B shall assist Party A in recourse against any and all losses caused by the risks that have occurred or may occur, including, but not limited to, freezing the corresponding agent’s profits (if any), on-site collection, and repayment on behalf of Party A so as to reduce Party A’s business losses;

3.2.7 When the Borrower claims denial of his/her transactions, complains, or proposes other refund requests to a bank or third-party payment institution, Party B shall handle them promptly and properly, and send the results back to Party A;

3.2.8 Party B undertakes to strictly follow the provisions and requirements of the Agreement to publicize and truthfully submit the Borrower's credit requirements to Party A in accordance with Party A's requirements;

3.2.9 Party B shall not publicize in the name of Party A or Party A’s staff, use any of Party A’s font sizes, names, trademarks, logos or otherwise without authorization, or cause a negative impact on Party A’s goodwill;

3.2.10 If Party B publicizes Party A’s products, relevant publicity materials must be reviewed and approved by both parties before being released, and the publicity materials produced, edited and modified by Party B must comply with laws, regulations, and regulatory policies as well as the public order and good customs, and must not infringe the exclusive rights of any third party; otherwise, Party B shall bear all the responsibilities incurred thereof, and compensate Party A for any and all losses suffered;

3.2.11 In order to implement the Project effectively, Party B shall be responsible for the development and optimization of its own systems concerned; and

3.2.12 In the event that Party B should return the customer's Loan interest or Service Fee in the implementation of the Project, Party B shall pay the said interest or fee to the account designated by Party A no later than 24:00 on the customer's due date or early repayment date.

3.3 Rights and obligations of Party C

3.3.1 Party C is responsible for fulfilling the obligation of repaying the overdue Loan and merchant interest discounts as well as acquisition of creditor's rights herein, and the said obligation shall survive until all the Loans and payables of the Borrower as well as merchant discounts herein have been settled, or such repayment or acquisition has been completed, and shall not be terminated due to expiration or early termination of the Agreement. The specific conditions and operating procedures of such repayment and acquisition by Party C shall be subject to the relevant provisions herein;

3.3.2 Parties A and B may agree to change the Agreement without Party C’s consent, while Party C shall still assume the responsibilities for overdue loans and acquisition of creditor's rights within the scope of its original obligations;

3.3.3 Party C promises that it is a legal entity legally established and validly existing and has the corresponding qualifications and capabilities for the Project, and it has obtained its internal authorization to enter into the Agreement and perform its obligations hereunder;

3.3.4 If the Borrower fails to repay his/her Loan's principal, interest, Service Fee and other payables in full and on time according to the time or early repayment date agreed in his/her Loan contract, Party C shall pay the said outstanding payables of the Borrower to Party A’s receiving account no later than 24:00 on the day following the due date or early repayment date of the Borrower, and if Party B fails to pay the merchant discounts to Party A on time as agreed herein, Party C shall pay the outstanding payables of Party B to Party A’s receiving account no later than 24:00 on the day following the due date of Party B;

3.3.5 In the implementation of the Project, Party A entrusts Party C to initiate withholding to the Borrower according to the withholding time agreed in the Loan contract between Party A and the Borrower based on the current payable amount in his/her repayment plan, and settles the deducted amount; if the Borrower applies for early repayment which has been confirmed by Party A, or Party A announces that the Loan is due early, Party A authorizes Party C to accept the Borrower’s early repayment on behalf of it; if Party C has a dispute with the Borrower in connection with such withholding and collection, Party C shall bear the responsibilities incurred thereof without prejudice to Party A, and any and all expenses incurred by Party C’s withholding and collection shall be borne by Party C itself; Party C shall pay the current due amount (including the amount paid by Party C for the Borrower and the Borrower’s early repayment amount) and the outstanding merchant discounts of Party B, among others, to Party A's receiving account no later than 24:00 on the day following the Borrower's due date or early repayment date; and if Party C pays for the Borrower or Party B, Party C can recover such payments in accordance with its own business rules;

Party A's receiving account:

Beneficiary: Guangzhou Internet Merchants Micro-Financing Co., Ltd

A/C with Bank: Business Department of Ping An Bank Guangzhou Branch

A/C No.:

If Party C fails to pay all accounts payable of the Borrower or Party B to Party A’s account in full and on time as agreed herein, Party A shall be entitled to receive liquidated damages from Party C at the rate of 1 percent of the outstanding amount every day overdue;

3.3.6 Party C promises and guarantees that when initiating withholding to the Borrower in accordance with Party A’s entrustment, there shall be no failure to comply with the time and amount stated in the repayment plan regarding withholding (except when Party A announces that the Loan is due early, the Borrower repays early, or the Loan is overdue), and the Borrower shall not be charged any additional fees other than the overdue interest and liquidated damages for early repayment;

3.3.7 Party C promises and guarantees that Party A can withdraw the withholding entrustment of Party C at any time, and when Party A deems such withdrawal is necessary, Party C shall assist Party A in system transformation and customer notification among others, while Party C shall still bear the obligations of repayment and acquisition agreed herein despite such withdrawal;

3.3.8 Party C promises that before initiating withholding, it shall obtain the Borrower’s consent to Party C’s being the collector of the repayment funds to authorize Party C to entrust a bank or third-party payment institution to collect the current amount payable on the due date or early repayment date as agreed hereunder; and

3.3.9 Party C promises that it is a legal entity legally established and validly existing and has the corresponding qualifications and capabilities for the Project, and it has obtained its internal authorization to enter into the Agreement and perform its obligations hereunder.

Article 4 Fees and Payment

4.1 Service Fee and payment terms

4.1.1 Party A shall pay Party B the Service Fee based on the following:

Service fee (per month) = loan service fees in the current month – (principal payable in the current month + the aggregate principal outstanding in the remaining period) X13% / 12.

4.1.2 Settlement object: the marketing service fee corresponding to the Loan principal (the principal to be repaid for each period) repaid by the Borrower during the settlement cycle.

4.1.3 Settlement cycle: The marketing service fee is settled by Parties A and B on the monthly basis. Before the 5th of each month, both parties shall reconcile the accounts based on the Borrower’s repayment of the previous month, and within 3 business days after the reconciliation, Party B shall issue and send the value-added tax invoice dedicated to the “marketing service fee” to Party A, while Party A shall transfer the current marketing service fee to Party B’s designated receiving account within 3 business days after receiving the invoice. If Party A fails to fully recover the current principal and interest payable, Party A has the right to suspend payment of the Service Fee next month.

Party B's receiving account and invoicing information:

Beneficiary: Shanghai Fendan Information Technology Co., Ltd.

A/C with Bank: China Merchants Bank Shanghai Branch Zhangyang Sub-branch

A/C:

Taxpayer Identification No.:

Party A’s invoicing information:

Beneficiary: Guangzhou Internet Merchants Micro-Financing Co., Ltd

Taxpayer Identification No.:

4.2 If Parties A and B raise an objection to the reconciliation document, it can be resolved through negotiations. Any amount error caused by any error in the reconciliation document shall be settled after negotiations have been made by both parties.

Article 5 Risk Bearing and Deposit

5.1 Risk bearing and obligation of acquisition of creditor's rights

5.1.1 For any Loan that occurs in the course of the Project, Party C shall pay the outstanding amount, which the Borrower fails to repay before the due date, to Party A’s account no later than 24:00 on the day following the Borrower’s due date.

Party A’s account information:

Beneficiary: Guangzhou Internet Merchants Micro-Financing Co., Ltd

A/C No.:

A/C with Bank: Business Department of Ping An Bank Guangzhou Branch

5.1.2 For any Loan that occurs in the course of the Project, Party A has the right to require Party C to acquire part or all of the creditor’s rights under the Loan contract and the corresponding merchant discount from Party A if any of the following circumstances occurs (if Party A makes an acquisition request for the reason of (1) or (2), it shall provide Party C with a certificate that can prove the relevant circumstances reasonably, otherwise Party C may not accept the request. Once Party A requests Party C to acquire the creditor's rights for the reason of (3), it shall be deemed that Party C has irrevocably accepted Party A's request):

(1) where the Borrower uses any fraudulent method (including false or untrue information provided or otherwise) to apply for the Loan;

(2) where any Loan pushed by Party B does not meet its internal review requirements or the standardized product access conditions agreed with Party A; or

(3) where there are 3 or more consecutive overdue periods (including repayment by Party C) during the Loan life.

Likewise, Party C has the right to request the acquisition of any creditor's rights under any Loan contract from Party A, when necessary. For such requests, upon confirmation by Party A, both parties can transfer the creditor's rights after reaching a unanimous conclusion on the aforementioned special matters.

5.1.3 Determination of the acquisition price: If Party C is required by Party A or actively requests to acquire the creditor’s rights under the corresponding Loan contract, Party C shall pay the acquisition price of the Loan to Party A based on the sum of the Loan balance of Party A under the Loan contract on the date of acquisition, the outstanding interest and fees (if any) arising from the Loan as of the acquisition date (i.e. the acquisition price payment date), and Party B's merchant discounts (if any).

5.1.4 Payment of the acquisition price: The acquisition date shall be agreed by Parties A and B separately through negotiations. On the acquisition date, Party C shall pay the acquisition price to Party A's account. Once the foregoing payment is completed, it shall be deemed that Party C has paid the corresponding acquisition price. If Party C fails to pay the acquisition price on time, Party A will adjust the acquisition price according to the actual time when Party C makes the payment, and for each day overdue, Party A has the right to charge liquidated damages, equal to 0.5 percent of the outstanding amount, from Party C.

Party A’s account information:

Beneficiary: Guangzhou Internet Merchants Micro-Financing Co., Ltd

A/C No.:

A/C with Bank: Business Department of Ping An Bank Guangzhou Branch

5.1.5 After Party C acquires any creditor's rights in accordance with the provisions of this Article, it becomes the creditor of the Loan concerned, owns the creditor's and recovery rights of the said Loan, and has the right to recover from the debtor or Party B by itself or by entrusting a third party. Party A shall issue the Creditor's Rights Transfer Certificate and the Creditor's Rights Transfer Notice to Party C, and send the original Borrower's relevant loan information held by it to Party C. Party C shall own all proceeds from the Loan from the date of full payment of the acquisition price. Party A authorizes Party C to notify the Borrower of the said transfer. Any and all expenses incurred from such notification shall be borne by Party C.

5.2 Deposit

5.2.1 In order to ensure the stable operation of the Project among all parties herein and the normal performance of Party C's obligations, all parties herein agree that in the implementation of the Project, Party C shall pay a deposit (the “Deposit”) to Party A;

5.2.2 Party C deposits the Deposit into the account designated by Party A. The Deposit shall not be less than 8 percent of the Loan balance (the total outstanding principal granted) and not less than RMB500,000, that is, at any point in time, Party C must have a deposit not less than 8 percent of the current Loan balance and not less than RMB500,000 in its Deposit account;

5. 2. 3 Party C shall pay the Deposit in advance. Within 2 business days before the commencement of the Project, Party C shall pay the first Deposit of RMB500,000 to the following account to ensure the normal implementation of the Project:

Beneficiary: Guangzhou Internet Merchants Micro-Financing Co., Ltd

A/C No.:

A/C with Bank: Business Department of Ping An Bank Guangzhou Branch

5.2.4 Each party shall settle the Deposit on a monthly basis until the termination of the Project, and at the time of settlement, Party C shall make up any deficit in the Deposit (excluding Party C’s prepaid Deposit for the next month) less than 8 percent of the Loan balance or less than RMB500,000 within 3 business days. If no party herein intends to renew the Agreement on expiration, Party A shall return the remaining interest-free Deposit to Party C within 15 business days provided that Parties B and C owe no fees to Party A (including, but not limited to, any liquidated damages, compensation or otherwise), and that all Loan amounts and merchant discounts hereunder have been settled;

5. 2. 5 If Party B or Party C fails to perform any of the payable obligations hereunder or violates any provision of the Agreement and causes any loss to Party A, Party A has the right to deduct an appropriate amount from Party C’s Deposit (without prejudice to any other right or remedy that Party A can exercise or take against the said failure or violation by Party B or Party C) to indemnify Party A from any loss or damage caused by the said failure or violation by Party B or Party C; and

5.2.6 Once Party C’s Deposit is deducted, Party C shall make up the Deposit within 3 business days; otherwise, for each day overdue, Party C shall pay Party A liquidated damages equal to 1 percent of the deficit amount. Party A has the right to suspend the performance of its obligations hereunder and not to grant new Loans (including the Loans that have been approved), and for the Loans that have been issued, all parties herein shall continue to perform their obligations hereunder. If the Deposit is still not made up within 7 business days from the said deduction, Party A has the right to terminate the Agreement, to require Party C to bear liabilities for repayment of all the Loans or to perform the obligation of creditor’s rights acquisition, and to directly deduct the remaining Deposit (if any). If the Deposit balance is insufficient to compensate Party A’s losses, Party A still has the right to recourse against Party C for the insufficient part.

Article 6 Confidentiality and Liabilities for Breach of Contract

6.1 Confidentiality

Parties A, B, and C are responsible for keeping confidential all contents of the Agreement and all trade secrets and proprietary information involved in the Project. Without the written consent of other parties, each party shall not disclose to any third party any content of the Agreement or any cooperation matter or information (including, but not limited to, any information on customers, business activities, operations or otherwise of any party herein) arising from the Agreement, or uses or allows any third party to use the said information beyond the scope of the Project and the purpose of the Agreement. This confidentiality clause shall never expire.

6.2. Liabilities for Breach of Contract

Under the Project:

6.2.1 All parties herein shall ensure that they have obtained the corresponding qualifications and capabilities for the Project, and if one party causes any loss or administrative penalty to the other parties due to the party's lack of such qualifications and capabilities, the breaching party shall bear all compensation liabilities.

6.2.2 No parties herein shall conduct their business activities in violation of relevant Chinese laws and regulations or the regulations of the People’s Bank of China, China Banking Regulatory Commission and other regulatory authorities; otherwise, the breaching party shall bear all compensation liabilities for any loss or administrative penalty of the other parties incurred thereof.

6.2.3 If one party has any business risk or any economic dispute with any of its customer, the other parties shall not be liable for such risks or disputes unless otherwise stipulated herein.

6.2.4 If Party B fails or is unwilling to perform its inspection obligations so that any of its partners (including its agents, merchants or otherwise) manipulates the Borrower (transactions) to maliciously defraud the Loan, to alter or forge relevant information, or to organize, collude with a third party or otherwise to misappropriate the Loan, Party B shall indemnify Party A from any and all losses incurred thereof.

6.2.5 Party B or Party C shall not violate relevant national laws and regulations in the collection process, and shall not violently collect or otherwise. If such violations or violent collection causes any loss in Party A’s brand image or goodwill or any other possible losses, Party B or Party C shall indemnify Party A from any and all losses incurred thereof.

6.2.6 If one party discloses to any third party any content of the Agreement or any cooperation matter or information (including, but not limited to, any information on customers, business activities, operations or otherwise of any party herein) arising from the Agreement, the breaching party shall bear all liabilities arising from such disclosure and indemnify the non-breaching parties from any and all losses incurred thereof.

6.2.7 In the implementation of the Project, Party A has the right to immediately stop the issuance of all future Loans under the Project, to terminate the Agreement, to settle the proceeds, and to charge liquidated damages, equal to 1 percent of Party C’s overdue payables to Party A, and reserves the right to resort to legal proceedings provided that Party C fails to pay the customer’s outstanding payables to Party A before 24:00 the next day after deduction, and still fails to make the payment within 1 working day after reminded by Party A.

6.2.8 Party A has the right to immediately stop the issuance of all future Loans under the Project, to terminate the Agreement, and to settle the proceeds, and reserves the right to resort to legal proceedings provided that Party C or Party B is unwilling or fails to perform their obligations hereunder.

In addition to the foregoing, in the event of any violation against the Agreement by one party, the non-breaching party has the right to require the breaching party to take corrective actions within 15 business days; and if the breaching party fails to correct within the specified time, the non-breaching party has the right to unilaterally terminate the Agreement and request the breaching party to indemnify it from any and all economic losses incurred thereof.

Article 7 Miscellaneous

7.1 The Agreement shall come into all parties herein affix their official seals, and any supplementary agreement to the Agreement has the same force and effect.

7.2 Either Party A or Party B may terminate the Agreement during the Term provided that a 30-day written notice has been sent to the other party. Notwithstanding the foregoing, Party C shall still be liable for repayment and acquisition of creditor’s rights regarding all overdue Loans hereunder that have not been settled.

7.3 In the event of any dispute arising from the Agreement, the parties shall settle it through friendly negotiations. If such negotiations fail, the dispute can be brought to the people’s court where the plaintiff is located.

7.4 The parties herein may propose supplements, changes or amendments to the Agreement based on its actual performance. After the parties reach an agreement through consultations, they can make amendments and improvements in writing in the form of a supplementary or special agreement. The said supplementary agreement shall be an integral part of the Agreement and has the same force and effect. Any other matters not covered herein shall be separately negotiated by the parties.

7.5 If Party A or Party B cannot continue to perform the Agreement due to any adjustment of national regulations or policies, either party may terminate the Agreement without being liable for breach of contract, but each party is obliged to cooperate with the other party to properly handle related matters after the termination of the Agreement.

7.6 The Agreement is original in triplicate， with each party holding one, and all of such counterparts shall have the same force and effect.

(Remainder of page intentionally left blank. Signature page to follow.)

Party A: Guangzhou Internet Merchants Micro-Financing Co., Ltd

Signature: [Company Seal Affixed Here]

Date: March 20, 2019

Party B: Shanghai Fendan Information Technology Co., Ltd

Signature: [Company Seal Affixed Here]

Date: March 20, 2019

Party C: Qianhai Hengsheng (Shenzhen) Commercial Factoring Co., Ltd

Signature: [Company Seal Affixed Here]

Date: March 20, 2019